COMMON STOCK

NUMBER [redacted]

SHARES

GO EZ CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 38017J 109

This Certifies that ______________________________ *is the*
registered holder of ______________________________ *Shares*

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.0001 PAR VALUE, OF

GO EZ CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ________ *day of* ________ *A.D. 20*____

SECRETARY

PRESIDENT

JERSEY STOCK TRANSFER LLC
301 BLOOMFIELD AVE. BOX #36
VERONA, NEW JERSEY 07044

AUTHORIZED SIGNATURE
TRANSFER AGENT

For Value Received, _________ *hereby sell, assign and transfer unto* ____

____ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint*

____ *Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.*

Dated ____________________, 20____.

In presence of

____________________________________ ____________________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER